                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION:

AT THE COMPANY:
Jeffrey P. Jorissen
Chief Financial Officer
(248) 208-2500

FOR IMMEDIATE RELEASE



            SUN COMMUNITIES, INC. REPORTS FIRST QUARTER 2005 RESULTS


SOUTHFIELD, MI, APRIL 21, 2005 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported first quarter results.

For the first quarter ended March 31, 2005, total revenues increased 4.0 percent to $51.7 million, compared with $49.7 million in the first quarter of 2004. Funds from operations (FFO) (1) of $14.7 million decreased 13.5 percent, from $17.0 million in the first quarter 2004. On a diluted per share/OP Unit basis, FFO was $0.72 for the first quarter of 2005 as compared with $0.80 for the three months ended March 31, 2004. Net income for the first quarter of 2005 was $0.6 million or $0.03 per diluted common share, compared with $5.6 million, or $0.30 per diluted common share for the same period in 2004. The decrease in net income is primarily due to an increase in depreciation and interest expense. The above reported financial results include an adjustment for Origen Financial, Inc's restatement of previously reported operating results which reduced the Company's FFO and net income by $0.3 million or approximately $0.02 per share.

During the first quarter, the Company achieved an increase of 289 revenue producing manufactured housing sites. In addition, the Company sold 111 homes and brokered 154 sales.

"It is truly encouraging to be able to announce an increase in net leased sites and a declining annual rate of repossessions after so many years of the opposite trends", said Gary A. Shiffman, Chief Executive Officer. "Sustaining these trends is the primary focus of intense management effort which will also serve to enhance same property portfolio performance throughout the year", Shiffman added.
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April 21, 2005
Page 2


For 122 communities owned throughout both years, total revenues increased 1.2 percent for the three months ended March 31, 2005 and expenses increased 1.0 percent, resulting in an increase in net operating income(2) of 1.3 percent. Same property occupancy in the manufactured housing sites increased from 85.0 percent at December 31, 2004 to 85.6 percent at March 31, 2005. Same property revenue and net operating income increases would have been approximately 3.0 percent and 4.3 percent, respectively, were they not negatively impacted by the loss of occupancy from March 31, 2004 to December 31, 2004 and by improved cutoff for seasonal revenue at December 31, 2004 as a result of the implementation of new processing systems.

The Company retired $50 million of Perpetual Preferred Operating Partnership Units and acquired a property located near Tampa, FL for approximately $7.3 million comprised of 697 recreational vehicle sites and 31 manufactured home sites. Pursuant to an authorization by the Board of Directors, the Company repurchased 69,000 shares of its common stock at an average price of $35.33 per share during the first quarter of 2005.

A conference call to discuss first quarter operating results will be held on April 21, 2005, at 11:00 A.M. Eastern Time. To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8359. A replay will be available following the call through May 5, 2005, and can be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 outside the U.S. or Canada. The account number for the replay is 3055 and the ID number is 144852. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities currently owns and operates a portfolio of 137 communities mainly in the Midwest and Southeast United States. The Company's properties are comprised of over 47,600 developed sites and approximately 7,230 additional sites available for development.

(1) Funds from operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net income. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.




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April 21, 2005
Page 3


    Because FFO excludes significant economic components of net income including depreciation and amortization, FFO should be used as an adjunct to net income and not as an alternative to net income. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Other REITS may use different methods for calculating FFO and, accordingly, the Company's FFO may not be comparable to other REITs.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI is derived from revenues (determined in accordance with GAAP) minus property operating expenses and real estate taxes (determined in accordance with GAAP). NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income is the most directly comparable GAAP measurement to net operating income. Net income includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that net operating income is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.



                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-


This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. The words "will," "may," "could," "expect," "anticipate," "believes," "intends," "should," "plans," "estimates," "approximate" and similar expressions identify these forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)


                                                         2005              2004
                                                        -------          -------
REVENUES
Income from rental property                             $45,781          $42,868
Revenues from home sales                                  3,750            3,974
Ancillary revenues, net                                     503              597
Interest and other income                                 1,657            2,310
                                                        -------          -------
      Total revenues                                     51,691           49,749

COSTS AND EXPENSES
Property operating and maintenance                       11,067           10,228
Cost of home sales                                        2,407            3,125
Real estate taxes                                         3,788            3,166
General and administrative - rental property              3,505            2,794
General and administrative - home sales                   1,543            1,493
Depreciation and amortization                            13,068           11,220
Interest                                                 14,725           10,334
                                                        -------          -------
      Total expenses                                     50,103           42,360


       Income from operations                             1,588            7,389

Less income allocated to minority interest:
   Preferred OP Units                                       961            1,110
   Common OP Units                                           76              709
                                                        -------          -------

 Income from continuing operations                          551            5,570
 Income from discontinued operations                         --               --
                                                        -------          -------
        Net income                                      $   551          $ 5,570
                                                        =======          =======

Weighted average common shares outstanding:
   Basic                                                 17,848           18,702
                                                        =======          =======
   Diluted                                               17,950           18,864
                                                        =======          =======
Basic earnings per share:
   Continuing operations                                $  0.03          $  0.30
   Discontinued operations                                   --               --
                                                        -------          -------
   Net income                                           $  0.03          $  0.30
                                                        =======          =======
Diluted earnings per share:
   Continuing operations                                $  0.03          $  0.30
   Discontinued operations                                   --               --
                                                        -------          -------
   Net income                                           $  0.03          $  0.30
                                                        =======          =======



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              RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                (AMOUNTS IN THOUSANDS EXCEPT FOR PER SHARE DATA)
                                   (UNAUDITED)

                                                                   2005             2004
                                                                 -------          -------
Net income                                                       $   551          $ 5,570
Adjustments:
          Depreciation and amortization                           13,711           10,841
          Valuation adjustment(3)                                    359             (407)
          Allocation of SunChamp losses(4)                            --              300
          Income allocated to common minority interests               76              709
                                                                 -------          -------
Funds from operations (FFO)                                      $14,697          $17,013
                                                                 =======          =======

Weighted average common shares/OP Units outstanding:
          Basic                                                   20,319           21,175
                                                                 =======          =======
          Diluted                                                 20,421           21,337
                                                                 =======          =======
FFO per weighted average Common Share/OP Unit - Basic               0.72             0.80
                                                                 =======          =======
FFO per weighted average Common Share/OP Unit - Diluted             0.72             0.80
                                                                 =======          =======

(3)The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfection related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments reflect volatility that would distort the comparative measurement of FFO and on a net basis approximate zero. Accordingly, the valuation adjustments are excluded from FFO. The valuation adjustment is included in interest expense.

(4)The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses (based on SunChamp as a stand-alone entity) is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company from SunChamp as a stand-alone entity under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating FFO. A situation such as this is not contemplated in the NAREIT definition of FFO due to the unique circumstances of the transaction. Although not comparable to the precise NAREIT definition, the Company believes the inclusion of this item in its calculation of FFO to be appropriate as noted above.


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                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (AMOUNTS IN THOUSANDS)

                                                                      (UNAUDITED)
                                                                     MARCH 31, 2005       DECEMBER 31, 2004
                                                                     --------------       ------------------
Investment in rental property before accumulated depreciation           $1,411,846             $1,380,553
Total assets                                                            $1,332,908             $1,403,167
Total debt                                                              $1,073,822             $1,078,442
Total minority interests and stockholders' equity                       $  216,259             $  292,789


                              SUN COMMUNITIES, INC.
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
               FOR THE THREE MONTHS ENDED MARCH 31, 2005 AND 2004
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)



                                                         2005             2004
                                                        -------          --------
Net income                                              $   551          $ 5,570
Unrealized income (loss) on interest rate swaps           1,175           (1,483)
                                                        -------          -------
Comprehensive income                                    $ 1,726          $ 4,087
                                                        =======          =======